Exhibit 32.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Great Plains Energy Incorporated (the "Company") for the quarterly period ended September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Michael J. Chesser, as Chairman of the Board and Chief Executive Officer of the Company, and James C. Shay, as Senior Vice President - Finance and Strategic Development and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

       (1)       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       (2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael J. Chesser

Name: Title:	Michael J. Chesser Chairman of the Board and Chief Executive Officer
Date:	October 28, 2010

/s/ James C. Shay
Name: Title:	James C. Shay Senior Vice President – Finance and Strategic Development and Chief Financial Officer
Date:	October 28, 2010